Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in each of the Prospectus and Statement of Additional Information and to the inclusion of our report on IQ Bear U.S. Large Cap ETF dated November 18, 2013 in this Pre-Effective Amendment 6 to the Registration Statement (Form N-1A, No. 333-183489) dated August 18, 2014 of IndexIQ Active ETF Trust.

/s/ Ernst & Young LLP

New York, New York

August 18, 2014